Exhibit 24.1

June 5, 2019

Elliott L. Spencer, Sonnet C. Edmonds and Melissa K. Caen

Southern Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended (the “Act”), with respect to the issuance and sale of an aggregate amount not to exceed $1,000,000,000 of any of the following securities: senior notes and junior subordinated notes, or any combination of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act.

Southern Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Southern Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers and to file the same as aforesaid.

The undersigned directors and officers of Southern Power Company hereby authorize you or any one of you to sign said registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act and to file the same as aforesaid.

Yours very truly,
SOUTHERN POWER COMPANY
By	/s/Mark S. Lantrip
Mark S. Lantrip Chairman and Chief Executive Officer

/s/Stanley W. Connally, Jr.	/s/Christopher C. Womack
Stanley W. Connally, Jr.	Christopher C. Womack

/s/ Andrew W. Evans	/s/William C. Grantham
Andrew W. Evans	William C. Grantham

/s/Thomas A. Fanning	/s/Elliot L. Spencer
Thomas A. Fanning	Elliott L. Spencer

/s/Kimberly S. Greene	/s/Jelena Andrin
Kimberly S. Greene	Jelena Andrin

/s/James Y. Kerr II	/s/Sonnet C. Edmonds
James Y. Kerr II	Sonnet C. Edmonds

/s/Mark S. Lantrip
Mark S. Lantrip

Extract from minutes of meeting of the board of directors of Southern Power Company.

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RESOLVED FURTHER: That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers be and they are hereby authorized to give their several powers of attorney to Elliott L. Spencer, Sonnet C. Edmonds and Melissa K. Caen; and

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The undersigned officer of Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Southern Power Company, duly held on May 6, 2019, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated:	November 1, 2019	SOUTHERN POWER COMPANY

		By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary